As filed with the U.S. Securities and Exchange Commission on February 2, 2021.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gaming & Hospitality Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	84-5014306
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3755 Breakthrough Way #300

Las Vegas, Nevada 89135

Telephone: (800) 211-8626

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andrei Scrivens

Chief Financial Officer

3755 Breakthrough Way #300

Las Vegas, Nevada 89135

Telephone: (800) 211-8626

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Vijay S. Sekhon Michael P. Heinz Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 Tel: (415) 772-1200 Fax: (415) 772-7400	Jonathan Ko Paul Hastings LLP 515 South Flower Street, 25th Floor Los Angeles, CA 90071 Tel: (213) 683-6000 Fax: (213) 996-3188

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-252182

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-third of one redeemable warrant(2)	2,750,000 Units	$ 10.00	$27,500,000	$ 3,000.25
Shares of Class A common stock included as part of the units(3)	2,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	916,667 Warrants	—	—	—(4)
Total			$27,500,000	$ 3,000.25(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252182).

(3)

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252182), which was declared effective by the Securities and Exchange Commission on February 2, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $27,500,000 is hereby registered, which includes the securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,750,000 additional units of Gaming & Hospitality Acquisition Corp., a Delaware corporation (the “Registrant”), each unit consisting of (i) one share of Class A common stock and (ii) one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252182) (the “Prior Registration Statement”), initially filed by the Registrant on January 15, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 2, 2021. The required opinion of counsel and related consent and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the content of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 3, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 3, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252182) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement.

Exhibit	Description

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252182), filed January 15, 2021).

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 2, 2021.

GAMING & HOSPITALITY ACQUISITION CORP.

By:	/s/ Mary Elizabeth Higgins
Name: Mary Elizabeth Higgins
Its: Chief Executive Officer

Name	Position	Date

* James J. Zenni, Jr.	Chairman of the Board of Directors	February 2, 2021

/s/ Mary Elizabeth Higgins Mary Elizabeth Higgins	Chief Executive Officer (Principal Executive Officer)	February 2, 2021

/s/ Andrei Scrivens Andrei Scrivens	Chief Financial Officer (Principal Financial and Accounting Officer)	February 2, 2021

By:	/s/ Andrei Scrivens
Andrei Scrivens Attorney-in-fact

II-2